Exhibit 4.1
FIRST AMENDMENT TO CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO CREDIT AGREEMENT dated as of July 29, 2008 (the “Amendment”) is entered into among EMS Technologies, Inc., a Georgia corporation (“EMS”), EMS Technologies Canada, Ltd., a Canadian federal corporation (the “Canadian Borrower”; together with EMS, the “Borrowers”), the Guarantors, the Lenders party hereto, Bank of America, National Association, as Domestic Administrative Agent and Domestic L/C Issuer and Bank of America, National Association, acting through its Canada branch, as Canadian Administrative Agent and Canadian L/C Issuer. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).
RECITALS
     WHEREAS, the Borrowers, the Guarantors, the Lenders, Bank of America, National Association, as Domestic Administrative Agent and Domestic L/C Issuer and Bank of America, National Association, acting through its Canada branch, as Canadian Administrative Agent and Canadian L/C Issuer entered into that certain Credit Agreement dated as of February 29, 2008 (as amended or modified from time to time, the “Credit Agreement”); and
     WHEREAS, EMS has requested that the Lenders amend the Credit Agreement as set forth below;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1.     Amendments. The Credit Agreement is hereby amended as follows:
          (a)     The following definition is hereby added to Section 1.01 of the Credit Agreement to read as follows:
     “First Amendment Effective Date” means July 29, 2008.
          (b)     Clause (iv) in the definition of “Consolidated Fixed Charges” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
(iv) payments made with respect to the purchase, redemption, retirement, defeasance or other acquisition of capital stock, options, warrants and related instruments of EMS (other than the repurchases of common stock by EMS permitted by Section 8.06(e)), made or paid during such Test Period, all as determined in accordance with GAAP.
          (c)     The second clause (c) in Section 6.05 of the Credit Agreement is hereby re-lettered to be clause (d) of Section 6.05.
          (d)     Section 8.06 of the Credit Agreement is hereby amended by deleting the period at the end of subclause (d) thereof, inserting the following text “; and” in replacement thereof and adding a new subclause (e) at the end thereof which shall read as follows:
     (e)     so long as no Default or Event of Default then exists or would result therefrom, EMS may repurchase shares of its own common stock during the 365-day period immediately following the First Amendment Effective Date; provided, that the aggregate amount paid or expended in connection therewith shall not exceed $20,000,000.

     2.     Conditions Precedent. This Amendment shall be effective upon the satisfaction of the following conditions precedent: (a) receipt by the Domestic Administrative Agent of counterparts of this Amendment duly executed by the Borrowers, the Guarantors, the Required Lenders, Bank of America, National Association, as Domestic Administrative Agent and Bank of America, National Association, acting through its Canada branch, as Canadian Administrative Agent and (b) receipt by the Domestic Administrative Agent of any fees payable in connection with this Amendment, including a work fee, on behalf of each Lender signing this Amendment on or before July 29, 2008, equal to $10,000.
     3.     Miscellaneous.
          (a)     The Credit Agreement, and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall continue and remain in full force and effect according to their terms.
          (b)     The Guarantors (a) acknowledge and consent to all of the terms and conditions of this Amendment, (b) affirm all of their obligations under the Loan Documents and (c) agree that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge their obligations under the Credit Agreement or the other Loan Documents.
          (c)     The Borrowers and each Guarantor hereby represent and warrant as follows:
     (i)     Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
     (ii)     This Amendment has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity.
     (iii)     No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Amendment.
          (d)     The Loan Parties represent and warrant to the Lenders that (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.
          (e)     This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

          (f)     THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature pages follow]

     Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:	EMS TECHNOLOGIES, INC., a Georgia corporation, as a Borrower and, with respect to the Canadian Obligations, as a Guarantor
	By:	/Gary B. Shell/
Name: Gary B. Shell
Title: Senior Vice President & Chief Financial Officer

EMS TECHNOLOGIES CANADA, LTD., a Canadian federal corporation, as a Borrower
	By:	/Gary B. Shell/
Name: Gary B. Shell
Title: Chief Financial Officer

DOMESTIC GUARANTORS:	LXE INC., a Georgia corporation
	By:	/Gary B. Shell/
Name: Gary B. Shell
Title: Treasurer

CANADIAN GUARANTORS:	990834 ONTARIO INC., an Ontario corporation
	By:	/Gary B. Shell/
Name: Gary B. Shell
Title: President

DOMESTIC ADMINISTRATIVE AGENT:	BANK OF AMERICA, NATIONAL ASSOCIATION, as Domestic Administrative Agent
	By:	/Anne M. Zoschke/
Name: Anne M. Zoschke
Title: Assistant Vice President

CANADIAN ADMINISTRATIVE AGENT:	BANK OF AMERICA, NATIONAL ASSOCIATION, acting through its Canada branch, as Canadian Administrative Agent
	By:	/Clara McGibbon/
Name: Clara McGibbon
Title: Assistant Vice President

DOMESTIC LENDERS:	BANK OF AMERICA, NATIONAL ASSOCIATION, as a Domestic Lender and Domestic L/C Issuer
	By:	/Thomas M. Paulk/
Name: Thomas M. Paulk
Title: Vice President

SUNTRUST BANK, as a Domestic Lender,
	By:	/Nora G. Bryant/
Name: Nora G. Bryant
Title: First Vice President

WACHOVIA BANK, N.A., as a Domestic Lender,
	By:	/Brian M. Martin/
Name: Brian L. Martin
Title: Senior Vice President

CANADIAN LENDERS:	BANK OF AMERICA, NATIONAL ASSOCIATION, acting through its Canada branch, as a Canadian Lender and Canadian L/C Issuer
	By:	/Clara McGibbon/
Name: Clara McGibbon
Title: Assistant Vice President

SUNTRUST BANK, as a Canadian Lender,
	By:	/Nora G. Bryant/
Name: Nora G. Bryant
Title: First Vice President

WACHOVIA BANK, N.A., as a Canadian Lender,
	By:	/Brian L. Martin/
Name: Brian L. Martin
Title: Senior Vice President